EXHIBIT 23.4

                         CONSENT OF ARTHUR ANDERSEN LLP





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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 1998 relating to the consolidated statements of operations and cash flows of California Financial Bancorp and subsidiary (formerly known as "Belvedere Bancorp and subsidiary) for the period from inception (September 11,
1997) through December 31, 1997 included in California Community Bancshares previously filed annual report on Form 10-K for the year ended December 31, 1999.

/S/ Arthur Andersen LLP

Orange County, California
April 27, 2000




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